SUB-ITEM 77Q1(e)

                                AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This amendment dated as of _May 1__, 2001, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to change the name of AIM V.I. Telecommunications and Technology Fund to AIM V.I. New Technology Fund;

         NOW, THEREFORE, the parties agree as follows:

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "Appendix A
                           FUNDS AND EFFECTIVE DATES


Name of Fund                              Effective Date of Advisory Agreement
------------                              ------------------------------------

AIM V.I. Aggressive Growth Fund                    May 1, 2000
AIM V.I. Balanced Fund                             May 1, 2000
AIM V.I. Blue Chip Fund                            May 1, 2000
AIM V.I. Capital Appreciation Fund                 May 1, 2000
AIM V.I. Capital Development Fund                  May 1, 2000
AIM V.I. Dent Demographic Trends Fund              May 1, 2000
AIM V.I. Diversified Income Fund                   May 1, 2000
AIM V.I. Global Utilities Fund                     May 1, 2000
AIM V.I. Government Securities Fund                May 1, 2000
AIM V.I. Growth and Income Fund                    May 1, 2000
AIM V.I. Growth Fund                               May 1, 2000
AIM V.I. High Yield Fund                           May 1, 2000
AIM V.I. International Equity Fund                 May 1, 2000
AIM V.I. Money Market Fund                         May 1, 2000
AIM V.I. New Technology Fund                       May 1, 2001
AIM V.I. Value Fund                                May 1, 2000

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR



         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                       AIM V.I. CAPITAL APPRECIATION FUND
                              AIM V.I. GROWTH FUND
                        AIM V.I. GROWTH AND INCOME FUND
                         AIM V.I. GLOBAL UTILITIES FUND
                              AIM V.I. VALUE FUND

Net Assets                                                         Annual Rate
----------                                                         -----------

First $250 million...............................................    0.65%
Over $250 million................................................    0.60%


                        AIM V.I. AGGRESSIVE GROWTH FUND

Net Assets                                                         Annual Rate
----------                                                         -----------

First $150 million...............................................    0.80%
Over $150 million................................................    0.625%


                             AIM V.I. BALANCED FUND

Net Assets                                                         Annual Rate
----------                                                         -----------

First $150 million...............................................    0.75%
Over $150 million................................................    0.50%


                            AIM V.I. BLUE CHIP FUND
                       AIM V.I. CAPITAL DEVELOPMENT FUND

Net Assets                                                         Annual Rate
----------                                                         -----------

First $350 million...............................................    0.75%
Over $350 million................................................    0.625%

                     AIM V.I. DENT DEMOGRAPHIC TRENDS FUND

Net Assets                                                         Annual Rate
----------                                                         -----------

First $2 billion.................................................    0.85%
Over $2 billion..................................................    0.80%


                        AIM V.I. DIVERSIFIED INCOME FUND

Net Assets                                                         Annual Rate
----------                                                         -----------

First $250 million...............................................    0.60%
Over $250 million................................................    0.55%


                          AIM V.I. NEW TECHNOLOGY FUND

Net Assets                                                         Annual Rate
----------                                                         -----------

Average Daily Net Assets.........................................    1.00%


                      AIM V.I. GOVERNMENT SECURITIES FUND

Net Assets                                                         Annual Rate
----------                                                         -----------

First $250 million...............................................    0.50%
Over $250 million................................................    0.45%


                            AIM V.I. HIGH YIELD FUND

Net Assets                                                         Annual Rate
----------                                                         -----------

First $200 million...............................................    0.625%
Next $300 million................................................    0.55%
Next $500 million................................................    0.50%
Amount over $1 billion...........................................    0.45%


                       AIM V.I. INTERNATIONAL EQUITY FUND

Net Assets                                                         Annual Rate
----------                                                         -----------

First $250 million...............................................    0.75%
Over $250 million................................................    0.70%

                           AIM V.I. MONEY MARKET FUND

Net Assets                                                         Annual Rate
----------                                                         -----------

First $250 million...............................................    0.40%
Over $250 million................................................    0.35%"



     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.


Date:  May 1    , 2001
     -----------------


                                                  AIM VARIABLE INSURANCE FUNDS

Attest:  /s/ Nancy L. Martin            By:       /s/ Robert H. Graham
         -------------------                      --------------------
         Assistant Secretary                          President


(SEAL)




                                                   A I M ADVISORS, INC.

Attest:  /s/ Nancy L. Martin            By:       /s/ Robert H. Graham
         -------------------                      --------------------
         Assistant Secretary                          President


(SEAL)